UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 2, 2009

INTERNATIONAL RECTIFIER CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Blvd., El Segundo, California 90245

 (Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)    Departure of Certain Officers

On December 2, 2009, Donald R. Dancer, International Rectifier Corporation (the “Company”)’s Senior Advisor, provided notice that he intends to terminate his employment with the Company effective December 31, 2009.  Upon Mr. Dancer’s termination of employment with the Company, Mr. Dancer will be entitled to the benefits in the event of voluntary resignation set forth and referenced in the letter agreement dated February 17, 2009 (the “February 17, 2009 Agreement”) between the Company and Mr. Dancer (and subject to the terms and conditions therein).  A description of those benefits is set forth in the Company’s Current Report on Form 8-K filed February 20, 2009 (the “February 20, 2009 8-K”) with the Securities and Exchange Commission and incorporated herein by reference.  A copy of the February 17, 2009 Agreement is set forth as Exhibit 10.1 to the February 20, 2009 8-K and is incorporated herein by reference.

Item 5.02(d)    Election of Directors

(1)   The Board of Directors (“Board”) of the Company elected Ms. Barbara L. Rambo as a director of the Company effective December 3, 2009.  Ms. Rambo was elected to the Class Three term of the Board, with a term expiring at the Company’s 2012 annual meeting of stockholders.

Ms. Rambo, age 57, is currently Chief Executive Officer of Taconic Management Services, a private management consulting and services company and has held that position since October 2007.  Prior to joining Taconic Management Services, Ms. Rambo served as Chief Executive Officer of Nietech Corporation, a private consumer payments services company for the retail and financial services industries from November 2002 to October 2006, and where Ms. Rambo was a director and Vice Chair from October 2006 through October 2009.  Prior to joining Nietech, Ms. Rambo served OpenClose Technologies, Inc., a private financial services company in the mortgage banking industry in the capacity of Chief Executive Officer and then Chair of the Board from January 2000 to June 2001 and from July 2001 through March 2002, respectively.  Before that, Ms. Rambo held several executive positions with Bank of America, most recently, Group Executive Vice President and Head of National Commercial Banking. Ms. Rambo is a director of PG&E Corporation, Union Bank, N.A. (formerly UnionBanCal Corporation) and West Marine, Inc. and has served as a director with such companies since January 2005, October 2007 and November 2009, respectively.  Ms. Rambo also serves as a director or member of numerous professional and civic organizations.

(2)   There is no arrangement or understanding between Ms. Rambo and the Company, or to the Company’s knowledge, any other persons pursuant to which Ms. Rambo was selected as a director.

(3)   Ms. Rambo has been determined by the Board to be “independent” within the meaning of the New York Stock Exchange definition of that term. Ms. Rambo was appointed by the Board to serve on the Compensation and Stock Options Committee of the Board.

(4)   There have been no transactions, and no transactions are proposed, by Ms. Rambo with related persons as defined by Item 404(a) of Regulation S-K.

(5)   Ms. Rambo will receive an annual retainer of $50,000, payable quarterly in arrears, and fees of $2,000 for each Board meeting and $1,000 for each committee meeting attended in person, and $500 for each Board and committee meeting attended by telephone. On December 3, 2009, Ms. Rambo will receive an initial grant of 20,000 stock options, with an exercise price per share equal to the closing price of a share of Company stock on the New York Stock Exchange on December 3, 2009. Ms. Rambo also will be entitled to the benefit of such other incidental fees and reimbursement practices currently in place for the independent members of the Board.

Item 5.02(e)    Compensatory Arrangements of Certain Officers

The Company’s disclosure set forth in Item 5.02(b) is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws

On December 3, 2009, the Company’s Board amended the Company’s Amended and Restated Bylaws to expand the size of the Board to ten (10) from nine (9).

A true and correct copy of the Company’s Amended and Restated Bylaws, effective as of December 3, 2009, and incorporating the above change, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On December 3, 2009, the Company issued a press release announcing the election of Barbara L. Rambo, to the Company’s Board.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.    Financial Statement and Exhibits

(d)   Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of International Rectifier Corporation (the “Company”), amended as of December 3, 2009.
99.1	Press Release of the Company, dated December 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2009	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler

		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel and Secretary